Exhibit 10.2
FIRST AMENDMENT TO
THE PROGRESSIVE CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
(2018 AMENDMENT AND RESTATEMENT)

WHEREAS, The Progressive Corporation (the “Company”) currently maintains The Progressive Corporation Executive Deferred Compensation Plan (the “Plan”) pursuant to the 2018 Amendment and Restatement; and

WHEREAS, the Company desires to amend the Plan effective as of May 10, 2024;

NOW, THEREFORE, the Plan is hereby amended as follows, effective on the date the Company’s shareholders approve The Progressive Corporation 2024 Equity Incentive Plan:

1.Section 1.10 of the Plan is hereby amended and restated in its entirety to provide as follows:

"Committee" means the Compensation and Talent Committee of the Board of Directors of the Company, or any successor committee.

2.Section 1.20 of the Plan is hereby amended and restated in its entirety to provide as follows:

"Gainsharing Award" means any bonus or other incentive award payable with respect to a Plan Year under any plan that expressly allows deferrals under this Plan, including the annual The Progressive Corporation Gainshare Plan, and any other plan or program as may be designated by the Committee.

3.Section 1.21 of the Plan is hereby amended and restated in its entirety to provide as follows:

“Incentive Plan” means The Progressive Corporation 2015 Equity Incentive Plan, The Progressive Corporation 2024 Equity Incentive Plan, in each case as amended from time to time, or any similar plan that may be adopted by the Company in the future and that provides for the issuance of restricted stock and/or restricted stock units.

4.In all other respects the Plan is unchanged.
IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative on the 19th day of June, 2024.

THE PROGRESSIVE CORPORATION

By:     /s/ David M. Stringer
    David M. Stringer,
Vice President and Secretary